                                                                   EXHIBIT 10.21

                      OPTION EXERCISE AND ESCROW AGREEMENT

      This Option Exercise and Escrow Agreement ("AGREEMENT") is entered into as of April 27, 2004 by and between Hollinger International Inc., a Delaware corporation (the "COMPANY") and Peter Y. Atkinson ("ATKINSON").

                                    RECITALS

            WHEREAS, in June 2003, the Board of Directors of the Company formed a Special Committee (the "SC") to investigate allegations of wrongdoing, which included the payment of over $70 million in "non-competition" payments to certain directors of the Company;

            WHEREAS, by October 2003, the SC had concluded that the "non-competition" payments were unauthorized;

            WHEREAS, on November 15, 2003, the SC, on behalf of the Company, entered into a restructuring agreement with Conrad M. Black, Chairman and Chief Executive Officer of the Company, and F. David Radler and Atkinson, Directors of the Company, which, among other things, called for the payment of the "non-competition" payments received by Black, Radler and Atkinson on an established schedule, beginning with a ten percent payment on or before December 31,2003 (the "RESTRUCTURING PROPOSAL");

            WHEREAS on December 10, 2003, the action Cardinal Value Equity Partners, LP. v. Black, et al, C.A. No. 105-N (Del. Ch., filed Dec. 10, 2003) (the "CARDINAL ACTION") was brought on behalf of the Company, naming among the defendants Black, Atkinson and Radler, and challenging, among other things, the "non-competition" payments;

            WHEREAS, by December 31, 2003, Radler and Atkinson had made the payment required by the Restructuring Proposal;

            WHEREAS on January 16, 2004, the SC filed suit against, among others, Black and Radler in the United States District Court for the Southern District of New York, which case was subsequently dismissed and refiled in the United States District Court for the Northern District of Illinois, Eastern Division, Case No. 04C 0698 (the "ILLINOIS ACTION");

            WHEREAS, Atkinson and the Company are entering into concurrently herewith a Release and Settlement Agreement (the "SETTLEMENT AGREEMENT") in consideration for the full settlement, satisfaction, compromise and release of the causes of action arising from the allegations contained in the complaints in the Cardinal Action and the Illinois Action, subject to the terms and conditions set forth in the Settlement Agreement;

            WHEREAS, one of the provisions of the Settlement Agreement requires Atkinson to pay all "non-competition" payments as well as any incentive compensation payments pursuant to the Hollinger Digital Management Incentive Plan received by Atkinson into an escrow account subject to the terms and conditions of this Agreement;

            WHEREAS during Atkinson's employment with the Company, Atkinson was granted certain stock options under the Company's 1994, 1997 and 1999 Stock Incentive Plans, as amended to date (each a "PLAN", and collectively, the "PLANS"), and eight separate Nonqualified Stock Option Agreements, between the Company and Atkinson, dated August 1, 1996, May 1, 1997, February 12, 1999, February 26, 1999, March 7, 2000, April 2, 2001, February 5, 2002, and February 6, 2003, (collectively, the "STOCK OPTION AGREEMENTS");

            WHEREAS, in conjunction with Atkinson's resignation as an officer of the Company, as required by the Settlement Agreement, Atkinson desires to exercise the remainder of his vested options as set forth on Schedule I (the "SUBJECT OPTIONS") and Atkinson agrees, in accordance with the terms and conditions of the Settlement Agreement to deliver any proceeds from such exercise into the escrow account pursuant to the terms and conditions of this Agreement;

            WHEREAS, prior to the date hereof, the Stock Option Committee of the board of directors of the Company has established a "cashless" exercise program (the "CASHLESS EXERCISE PROGRAM") as contemplated by the Stock Option Agreements; and

            NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    AGREEMENT

      1. EXERCISE OF THE SUBJECT OPTIONS AND SALE OF CLASS A COMMON STOCK.

            (a) Pursuant to the Stock Option Agreements, Atkinson shall exercise the Subject Options pursuant to the Cashless Exercise Program. Pursuant to the Cashless Exercise Program, the Company will issue shares of the Company's Class A Common Stock (less those shares used as consideration of the exercise price) (the "OPTION SHARES") directly to Atkinson's broker or dealer. The Fair Market Value (as defined below) of a share of the Company's Class A Common Stock on the business day immediately preceding the date hereof shall be used in calculating the number of shares of the Company's Class A Common Stock to be used as consideration of the exercise price. For purposes hereof, "FAIR MARKET VALUE" means on any date, the average of the high and low quoted sales prices of a share of the Company's Class A Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

            (b) Atkinson shall irrevocably instruct his broker to sell the Option Shares immediately upon receipt and to deliver the cash proceeds of such sale (the "PROCEEDS") to the Company to be held and maintained in an escrow account in accordance with the terms hereof.

            (c) Atkinson agrees to take any and all further actions reasonably requested by the Company in connection with the consummation of the transactions contemplated hereby.

including the execution of such agreements and instruments and other actions as reasonably requested.

      2. CERTAIN ATKINSON ACKNOWLEDGEMENTS AND AGREEMENTS. Atkinson, on behalf of himself, and on behalf of all spouses, heirs, estates, assigns, representatives or agents of Atkinson (including, without limitation, any trust of which Atkinson is the trustee or which is for the benefit of Atkinson or a member of his or her family), hereby represents, warrants, acknowledges and agrees that: (a) Atkinson holds the Subject Options surrendered hereby free and clear of all claims, liens, restrictions, charges, encumbrances, security interests, voting agreements and commitments of any kind and has full power and authority to exchange the Subject Options for the Proceeds as set forth herein;
(b) upon the exercise of the Subject Options as contemplated by this Agreement, Atkinson shall have exercised or otherwise disposed of all vested options granted by the Company in connection with Atkinson's employment by the Company;
(c) this Agreement and the obligations and rights set forth herein shall supersede any and all rights and obligations of the parties under the Plan, the Stock Option Agreements and any other option related agreement entered into prior to the date of this Agreement between Atkinson and the Company (the "STOCK OPTION DOCUMENTS") and the Company shall have no obligations to Atkinson under the Stock Option Documents separate or distinct from its obligations hereunder, including without limitation its implied covenant of good faith and fair dealing; (d) upon the exercise of the Subject Options as contemplated by this Agreement, such Subject Options are hereby deemed cancelled and of no further force and effect; and (e) other than as to any claim that Atkinson might have arising under this Agreement and/or the Consulting Agreement entered into concurrently herewith, all of which claims are expressly preserved, Atkinson, on behalf of himself, and on behalf of all spouses, heirs, predecessors, successors, assigns, representatives or agents of Atkinson (including, without limitation, any trust of which Atkinson is the trustee or which is for the benefit of Atkinson or a member of his or her family), hereby releases and forever discharges, and hereby agrees not to sue, demand arbitration or take other legal action against, the Company, its affiliates, parent corporations or controlling entities, or its past, present or future officers, directors, employees, agents or attorneys solely with respect to any claim, right, or cause of action arising under or based upon the Stock Option Documents.

      3. APPOINTMENT OF ESCROW AGENT. The parties agree that the Company is hereby appointed to act as escrow agent (the "ESCROW AGENT") in accordance with the terms hereof, and the Company hereby accepts such appointment. Escrow Agent shall have all the rights, powers, duties and obligations provided herein.

      4. DEPOSIT OF THE ESCROW AMOUNT. In accordance with Section l(b) hereof, within a reasonable time from the date hereof, Atkinson shall instruct his broker to deliver the Proceeds to a segregated interest-bearing account of the Company (the "ESCROW ACCOUNT") no later than (3) three business days after the sale of the Option Shares. The aggregate amount in the Escrow Account at any time, including accrued interest and earnings on such amount, is referred to herein as the "ESCROW AMOUNT." Upon reasonable request by the Optionee, the Escrow Agent shall deliver to the Optionee with no greater frequency than on a quarterly basis, a statement as of such date with respect to the Escrow Account.

      5. RELEASE OF ESCROW AMOUNT. The Escrow Agent shall maintain the Escrow Amount in the Escrow Account in accordance with the provisions of this Agreement and shall not release the Escrow Amount or any portion thereof from the Escrow Account to any person except as follows:

      (a) The Escrow Agent shall release to the Company the Settlement Amount, as that term is defined in the Settlement Agreement, and all interest accrued thereon while such funds remain in the Escrow Account upon the earlier to occur of:

                        (i) the receipt by the Escrow Agent of written notice
            signed by the duly authorized representatives of both the Company and Atkinson directing such delivery; or

                        (ii) the receipt by the Escrow Agent of a copy of an
            order and final judgment, in accordance with the terms and conditions of Section 9 of the Settlement Agreement, setting forth final and non-appealable approval of the Settlements (as defined in the Settlement Agreement); or

                        (iii) the receipt by the Escrow Agent of a copy of an
            order and final judgment of a court of competent jurisdiction.

      (b) The Escrow Agent shall release to Atkinson any amount remaining in the Escrow Account immediately after the release of funds to the Company as set forth in subsection (a) (i), (ii) or (iii) above. In the event that there is a termination as provided in Section 10 of the Settlement Agreement, any funds residing in the Escrow Account in excess of the Settlement Amount shall be released promptly to Atkinson by wire transfer of immediately available funds to an account designated by Atkinson.

      6. TERMINATION OF ESCROW ACCOUNT. The Escrow Account shall terminate immediately following completion of the distributions of the entire Escrow Amount as specified in Section 5 above.

      7. METHOD OF PAYMENT. Any payments to be made hereunder shall be made by wire transfer in immediately available funds to the account of such party designated in writing by the party to whom payment is to be made.

      8. RESPONSIBILITY OF ESCROW AGENT. The Escrow Agent's sole duties hereunder shall be to hold the Escrow Amount and any moneys or other properties received with respect thereto, to make payments and distributions therefrom in accordance with the terms of this Agreement, and otherwise to discharge its obligations hereunder. The Escrow Agent shall not be liable for any error of judgment, or any act done or step taken or omitted by it in good faith, or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence. Escrow Agent may act upon any notice, certificate, instrument, request, paper or other document which it determines after the exercise of customary diligence, to be genuine or to have been made, sent, signed, prescribed or presented by the proper person or persons.

      9. REPRESENTATIONS AND WARRANTIES. Each of Atkinson and the Company represents and warrants to the other parties hereto that each such party has the right, capacity and all requisite authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Atkinson further acknowledges that Atkinson has read and understands the terms and conditions of this Agreement, is fully aware of their legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Atkinson's own judgment. By executing this Agreement, Atkinson expressly represents that Atkinson has read it, understands its terms and has had an opportunity to seek legal counsel regarding it.

      10. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the Company and Atkinson, and, in the case of Atkinson, shall be binding upon and shall inure to the benefit of Atkinson's spouses, heirs, predecessors, successors, assigns, representatives or agents (including, without limitation, any trust of which Atkinson is the trustee or which is for the benefit of Atkinson or a member of his or her family). Atkinson intends for the authorizations and agreements in this Agreement to remain in force and not be affected if Atkinson subsequently dies or becomes mentally or physically disabled, incapacitated or incompetent.

      11. GOVERNING LAW. This Agreement and all matters arising out of, with respect or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to a contract executed and performed in such State without regard to conflict of law or choice of law principles.

      12. GENERAL PROVISIONS.

            (a) This Agreement may be amended, supplemented or modified only by a written instrument duly executed by all of the parties hereto. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

            (b) Following the date hereof, each party hereto will execute such further documents and instruments and take such further actions as may reasonably be requested by the other to effect the purposes of this Agreement.

            (c) All notices and other communications and deliveries provided for herein shall be given or made in writing and telecopied and sent via overnight courier service to the intended recipient at the notice addresses specified below. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy.

      If to the Company, addressed to:

            James R. Van Horn Esq.
            General Counsel and Corporate Secretary
            Hollinger International Inc.
            712 Fifth Avenue
            New York, New York 10019
            Tel: (212) 586-5666
            Fax: (212) 586-0010

      With a copy to:

            Jonathan Rosenberg, Esq.
            O'Melveny & Myers LLP
            Times Square Tower
            7 Times Square, Room 3357
            New York, New York 10036
            Tel: (212) 408-2409
            Fax: (212) 218-9409

      If to Atkinson, to the address set forth on the signature page hereto.

      With a copy to:

            Benito Romano, Esq.
            Willkie Farr & Gallagher LLP
            787 Seventh Avenue
            New York, New York 10019-6099
            Tel: (212) 728-8258
            Fax: (212) 728-8111

            (d) This Agreement (including all exhibits and attachments) supersedes all prior discussions and agreements, whether written or oral, among the parties hereto with respect to the subject matter hereof and thereof and contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and thereof.

            (e) Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto, without the prior written consent of the other parties which consent shall not be unreasonably withheld, conditioned or delayed, and any attempt to do so will be void, and provided that the assignee signs a counterpart to this Agreement hereunder.

            (f) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            (g) If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            (h) Except as otherwise expressly set forth herein, each party shall pay all expenses incurred by it or on its behalf in connection with this Agreement or any transaction contemplated hereby.

            (i) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                    * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date hereof.

                                             HOLLINGER INTERNATIONAL INC.

                                             /s/ Robert T. Smith
                                             --------------------------------
                                             By: Robert T. Smith
                                             Its: Treasurer

                                             By: /s/ Peter Y. Atkinson
                                                 ----------------------------
                                                 PETER Y. ATKINSON

                                                 Address: 35 Brentwood Road
                                                          Oakville, Ontario
                                                          L6J 4B2


                                                 Tel: 905-845-9823
                                                 Fax: 905-338-2645

                                   SCHEDULE I

                                 SUBJECT OPTIONS

                                                                       AMOUNT     NO. OF SHARES
 OPTIONS    DATE                                        EXERCISE     PREVIOUSLY     SUBJECT TO
 GRANTED   GRANTED     DATE OF VESTING(SHARES)            PRICE      EXERCISED   CURRENT EXERCISE
 -------   -------     -----------------------          --------     ----------  ----------------
 20,000     8/1/96     August 1, 1997 (5,000)           $   9.71        None          20,000
                       August 1, 1998 (5,000)
                       August 1, 1999 (5,000)
                       August 1, 2000 (5,000)

 35,000     5/1/97     May 1, 1998 (8,750)              $  10.06        None          35,000
                       May 1, 1999 (8,750)
                       May 1, 2000 (8,750)
                       May 1, 2001 (8,750)

 85,000    2/12/99     February 12, 2000 (21,250)       $  11.63        None          85,000
                       February 12, 2001 (21,250)
                       February 12, 2002 (21,250)
                       February 12, 2003 (21,250)

 60,000    2/26/99     February 26, 2000 (15,000)       $  12.25        None          60,000
                       February 26, 2001 (15,000)
                       February 26, 2002 (15,000)
                       February 26, 2003 (15,000)

110,000     3/7/00     March 7, 2001 (27,500)           $  10.53        None         110,000
                       March 7, 2002 (27,500)
                       March 7, 2003 (27,500)
                       March 7, 2004 (27,500)

125,000     4/2/01     April 2, 2002 (31,250)           $  14.37        None          93,750
                       April 2, 2003 (31,250)
                       April 2, 2004 (31,250)
                       April 2, 2005 (31,250)

117,000     2/5/02     February 5, 2003 (29,250)        $  11.13        None          58,500
                       February 5, 2004 (29,250)
                       February 5, 2005 (29,250)
                       February 5, 2006 (29,250)

110,000     2/6/03     February 6, 2004 (27,500)        $   9.45        None          27,500
                       February 6, 2005 (27,500)
                       February 6, 2006 (27,500)
                       February 6, 2007 (27,500)